Exhibit 99.1

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Index to Combined Financial Statements

Independent Auditor’s Report	2
Combined Statements of Income for the years ended December 31, 2020 and 2019	4
Combined Statements of Comprehensive Income for the years ended December 31, 2020 and 2019	5
Combined Balance Sheets as of December 31, 2020 and 2019	6
Combined Statements of Changes in Equity for the years ended December 31, 2020 and 2019	7
Combined Statements of Cash Flows for the years ended December 31, 2020 and 2019	8
Notes to the Combined Financial Statements	9
Note 1—Description of the Business	9
Note 2—Significant accounting policies	9
Note 3—Transactions with Related Parties	17
Note 4—Receivables, net	18
Note 5—Inventories, net	18
Note 6—Property, plant and equipment, net	18
Note 7—Goodwill and other intangible assets	19
Note 8—Accounts Payable	19
Note 9—Leases	20
Note 10—Income taxes	21
Note 11—Revenues	23
Note 12—Other Post-Retirement Benefit Obligations	23
Note 13—Subsequent Events	26

KPMG AG Badenerstrasse 172 PO Box CH-8036 Zurich +41 58 249 31 31 kpmg.ch

Independent Auditors’ Report

The Board of Directors

ABB Asea Brown Boveri Ltd:

We have audited the accompanying combined financial statements of the Dodge Mechanical Power Transmission Business (the “Business”) of ABB Asea Brown Boveri Ltd, which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of income, comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

As discussed in Note 2 to the combined financial statements, the Dodge Mechanical Power Transmission Business has not operated as a stand-alone entity. These combined financial statements are prepared on a carve-out basis and have been derived from the consolidated financial statements and accounting records of ABB Ltd, and are therefore not necessarily indicative of the results of operations, financial position and cash flows had the Business operated as an independent company during the periods presented or of future performance of the Business. Our opinion is not modified in respect to this matter.

/s/ KPMG AG

Zurich, Switzerland
September 13, 2021

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Combined Statements of Income

Year ended December 31 ($ in thousands)

	2020	2019
Revenues	549,997	612,390
Cost of sales	(381,736)	(423,123)
Gross profit	168,261	189,267
Selling, general and administrative expenses	(70,850)	(78,672)
Non-order related research and development expenses	(7,439)	(8,539)
Other income (expense), net	(449)	(148)
Interest and other finance expense	220	176
Income from operations, before income taxes	89,743	102,084
Income tax expense	(22,179)	(25,083)
Net income	67,564	77,001

See accompanying Notes to the Combined Financial Statements

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Combined Statements of Comprehensive Income

Year ended December 31 ($ in thousands)

	2020	2019
Net income	67,564	77,001
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment	(1,515)	557
Other, net	(571)	(404)
Other comprehensive income (loss)	(2,086)	153
Comprehensive income	65,478	77,154

See accompanying Notes to the Combined Financial Statements

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Combined Balance Sheets

Year ended December 31 ($ in thousands)

	2020	2019
Cash and cash equivalents	—	—
Receivables, net	61,052	65,320
Inventories, net	118,322	115,319
Other current assets	5,488	7,631
Total current assets	184,862	188,270

Property, plant and equipment, net	104,923	103,952
Operating lease right-of-use assets, net	16,998	16,084
Goodwill	809,907	809,907
Intangible assets, net	232,500	257,300
Deferred taxes	1,047	1,038
Other non-current assets	867	858
Total assets	1,351,104	1,377,409

Accounts payable	52,191	57,388
Accrued liabilities	21,947	23,366
Accrued distributor rebates	16,987	16,866
Right of return provision	5,993	6,787
Other current liabilities	9,018	6,811
Total current liabilities	106,136	111,218

Non-current finance leases	6,441	6,705
Non-current operating leases	17,534	18,021
Deferred taxes	48,629	54,105
Non-current other post-retirement obligations	11,132	12,638
Other non-current liabilities	555	440
Total liabilities	190,427	203,127

Equity:
Parent company investment	1,144,106	1,155,625
Accumulated other comprehensive income	16,571	18,657
Total Equity	1,160,677	1,174,282
Total liabilities and equity	1,351,104	1,377,409

See accompanying Notes to the Combined Financial Statements

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Combined Statements of Changes in Equity

Year ended December 31 ($ in thousands)

	Parent company investment	Accumulated other comprehensive income	Total Equity
Balance at January 1, 2019	1,165,013	18,504	1,183,517
Net income	77,001	—	77,001
Other comprehensive income (loss), net	—	153	153
Net transfers to Parent	(86,389)	—	(86,389)
Balance at December 31, 2019	1,155,625	18,657	1,174,282
Net income	67,564	—	67,564
Other comprehensive income (loss), net	—	(2,086)	(2,086)
Net transfers to Parent	(79,083)	—	(79,083)
Balance at December 31, 2020	1,144,106	16,571	1,160,677

See accompanying Notes to the Combined Financial Statements

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Combined Statements of Cash Flows

Year ended December 31 ($ in thousands)

	2020	2019
Operating activities:
Net income	67,564	77,001
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44,466	44,074
Deferred tax expense (benefit)	(5,309)	(6,254)
Other	(28)	633
Changes in operating assets and liabilities:
Receivables, net	4,453	(4,628)
Inventories, net	(3,193)	(267)
Accounts payable	(4,996)	(2,776)
Accrued liabilities	(2,170)	(4,212)
Other assets and liabilities, net	883	(1,703)
Net cash provided by operating activities	101,670	101,868
Investing activities:
Purchases of property, plant and equipment and intangible assets	(20,169)	(15,085)
Net cash used in investing activities	(20,169)	(15,085)
Financing activities:
Finance lease payments	(733)	(702)
Changes in parent company investment	(79,083)	(86,389)
Other	(1,685)	308
Net cash used in financing activities	(81,501)	(86,783)
Effects of exchange rate changes on cash and cash equivalents	—	—
Net change in cash and cash equivalents	—	—
Cash and equivalents, beginning of period	—	—
Cash and cash equivalents, end of period	—	—

See accompanying Notes to the Combined Financial Statements

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Note 1—Description of the Business

The accompanying Combined Financial Statements and Notes present the combined statements of Income, financial position, and cash flows of the Dodge mechanical power transmission business (“MOPT”, “Business”, “we”, “us”, “our”) of ABB Asea Brown Boveri Ltd.

In November 2020, ABB Ltd (“ABB” or “Parent”), as the ultimate parent of ABB Asea Brown Boveri Ltd and MOPT, announced its plans to explore the divestiture of the Business. The Business has designed, manufactured and marketed mechanical power transmission products for over 140 years and provides industry leading products and services to a global customer base. Further, the Business offers a diverse line of mounted bearing, enclosed gearing and power transmission (“PT”) component products.

Note 2—Significant accounting policies

The following is a summary of significant accounting policies followed in the preparation of these Combined Financial Statements.

Basis of presentation and principles of combination

These Combined Financial Statements have been derived from the consolidated financial statements and accounting records of ABB. These Combined Financial Statements reflect the combined historical results of operations, financial position and cash flows of the Business for the periods presented as historically managed within ABB in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) based on a going concern assumption and are presented in United States dollars ($ or USD) unless otherwise stated. The Combined Financial Statements may not be indicative of the Business’ future performance and do not necessarily reflect what the results of operations, financial position and cash flows would have been had it operated as an independent business during the periods presented.

The Combined Financial Statements of the Business are prepared on a carve-out basis from financial information of the Parent. The operations of the Business are consistent with the components of the Parent which are planned to be divested. All amounts presented relate to companies or the relevant portions of companies which are directly controlled by the Parent and all intercompany accounts within the Business and transactions within the Business are eliminated. Intercompany transactions between us and the Parent are deemed to have been settled immediately through Parent company investment. Refer to Note 3 for additional information.

External debt, including any interest expense, associated with the debt of the Parent which is not directly attributable to the Business has been excluded from the Combined Financial Statements of the Business. The equity of the Business represents the net investment of the Parent in the Business. The Parent’s historical retained earnings related to the Business are included within “Parent company investment.”

Current and deferred income taxes have been determined based on the stand-alone results of MOPT. However, because the Business has prepared and filed its tax returns as part of ABB’s tax group in certain jurisdictions, the Business’ actual tax balances may differ from those reported.

These Combined Financial Statements have been prepared with facts and circumstances that were known through September 13, 2021 and considered subsequent events through September 13, 2021. See Note 13 for additional information.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Cost allocations

These Combined Financial Statements include general corporate expenses and shared expenses of the Parent that were historically incurred by or charged to the Business for certain support functions that are provided on a centralized basis, such as expenses related to information technology, finance and controlling, intellectual property, digital, communications, human resources, sales and marketing, health and safety and country management activities. These expenses are included in the Combined Statements of Income within “Cost of sales,” “Selling, general and administrative expenses,” and “Non-order related research and development expenses.” These expenses have been allocated to the Business on the basis of direct usage, FTEs, square footage, or other measures that are utilized by the Parent for purposes of its consolidated financial statements.

These Combined Financial Statements may not reflect the actual expenses that would have been incurred and may not reflect the Business’ combined results of operations, financial position and cash flows had it been a standalone business during the period presented. Actual costs that would have been incurred if the Business had been a standalone business would depend on multiple factors, including organizational structure, capital structure, and strategic decisions made in various areas, including information technology and infrastructure. Going forward, the Business may perform these functions using its own resources or outsourced services.

The following table reflects these allocations as described above:

($ in thousands)	2020	2019
Cost of sales	15,638	21,472
Selling, general and administrative expenses	31,597	36,600
Non-order related research and development expenses	599	1,437
Total	47,834	59,509

Use of estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of assets and liabilities as of the date of the Combined Financial Statements and the reported amounts of revenues and expenses during the respective reporting periods. These accounting assumptions and estimates include:

-	growth rates, discount rates and other assumptions used in testing goodwill for impairment,

-	estimates to determine valuation allowances for deferred tax assets and amounts recorded for unrecognized tax benefits,

-	assumptions used in determining inventory obsolescence and net realizable value,

-	assumptions used in the determination of corporate costs attributable to the Business,

-	estimates of loss contingencies associated with, product warranties

-	estimates related to credit losses expected to occur over the remaining life of financial assets such as trade and other receivables,

-	assumptions and projections related to right of return provisions and rebate accruals

-	assumptions used in the determination of post-retirement benefit obligations and expenses

Cash and cash equivalents

Cash and cash equivalents are managed centrally by the Parent. Cash and cash equivalents have not been recorded on an allocated basis to the Business for the periods presented. As such, no cash and cash equivalents have been presented within the Combined Balance Sheets of the Business. Transfers of cash and cash equivalents between the Business and the Parent have been presented as a component of the change in parent investment as a financing activity in the Combined Statements of Cash Flows.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Accounts receivable and allowance for expected credit losses

Accounts receivable are recorded at the invoiced amount. The Parent has a groupwide policy on the management of credit risk. The policy includes a credit assessment methodology to assess the creditworthiness of customers and assign to those customers a risk category. Third-party agencies’ ratings are considered, if available. For customers where agency ratings are not available, the customer’s most recent financial statements, payment history and other relevant information are considered in the assignment to a risk category. Customers are assessed at least annually or more frequently when information on significant changes in the customers’ financial position becomes known. In addition to the assignment to a risk category, a credit limit per customer is set.

The Business recognizes an allowance for expected credit losses to present the net amount of receivables expected to be collected as of the balance sheet date. The allowance is based on the credit losses expected to arise over the asset’s contractual term taking into account historical loss experience, customer-specific data as well as forward looking estimates. Receivables are grouped in pools based on similar risk characteristics to estimate expected credit losses. Expected credit losses are estimated individually when the related assets do not share similar risk characteristics.

Accounts receivable are written off when deemed uncollectible and are recognized as a deduction from the allowance for expected credit losses. Expected recoveries, which are not to exceed the amount previously written off, are considered in determining the allowance balance at the balance sheet date.

Concentrations of credit risk

The Business sells a broad range of mechanical power transmission products to a wide range of industrial, commercial, and OEM customers throughout the world. Concentrations of credit risk with respect to accounts receivable are limited as the Business’ customer base is comprised of a large number of individual customers. Ongoing credit evaluations of customers’ financial positions are performed; collateral is not generally required. The Business maintains an allowance for expected credit losses as discussed above in “Accounts receivable and allowance for expected credit losses.” Such losses, in the aggregate, are in line with the Business’ expectations.

Revenue recognition

A customer contract exists if collectability under the contract is considered probable, the contract has commercial substance, contains payment terms, as well as the rights and commitments of both parties, and has been approved.

The Business offers arrangements with multiple performance obligations to meet its customers’ needs. These arrangements may involve the delivery of multiple products and/or performance of services (such as installation and training) and the delivery and/or performance may occur at different points in time or over different periods of time. Goods and services under such arrangements are evaluated to determine whether they form distinct performance obligations and should be accounted for as separate revenue transactions. The Business allocates the sales price to each distinct performance obligation based on the price of each item sold in separate transactions at the inception of the arrangement.

The Business generally recognizes revenues for the sale of non-customized products including bearings, gearings, PT components and other goods which are manufactured on a standardized basis at a point in time. Revenues are recognized at the point in time that the customer obtains control of the good which is when it has taken title to the products and assumed the risks and rewards of ownership of the products specified in the purchase order or sales agreement. Generally, the transfer of title and risks and rewards of ownership are governed by the contractually defined shipping terms. The Business uses various International Commercial shipping terms (as promulgated by the International Chamber of Commerce) in its sales of products to third party customers, such as Ex Works (“EXW”), Free Carrier (“FCA”) and Delivered Duty Paid (“DDP”).

Billing terms for these point in time contracts vary but generally coincide with delivery to the customer. Payment is generally due within 90 days or less upon receipt of the invoice.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Revenues are reported net of distributor rebates, early settlement discounts, and similar incentives. Rebates are estimated based on sales terms, historical experience and trend analysis. The most common incentives relate to amounts paid or credited to customers for achieving defined volume levels. Further, revenues are reported net of customer returns. Customers typically have a right of return for products purchased within the preceding 12 month period and are estimated based on customer return history.

The Business provides for anticipated costs for warranties when it recognizes revenues on the related products. Warranty costs include calculated costs arising from imperfections in design, material and workmanship in the Business’ products. The Business makes individual assessments on contracts with risks resulting from order-specific conditions or guarantees and assessments on an overall, statistical basis for similar products sold in larger quantities.

Taxes assessed by a governmental authority that are directly imposed on revenue-producing transactions between the Business and its customers, such as sales, use, value added and some excise taxes, are excluded from revenues.

Sales commissions are expensed immediately when the amortization period for the costs to obtain the contract is less than a year.

Shipping and handling costs

Shipping and handling costs are recorded as a component of cost of sales.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method, the weighted average-cost method, or the specific identification method. Inventoried costs are stated at acquisition cost or actual production cost, including direct material and labor and applicable manufacturing overheads. Adjustments to reduce the cost of inventory to its net realizable value are made, if required, for decreases in sales prices, obsolescence or similar reductions in value.

Impairment of long-lived assets

Long-lived assets that are held and used are assessed for impairment when events or circumstances indicate that the carrying amount of the asset may not be recoverable. If the asset’s net carrying value exceeds the asset’s net undiscounted cash flows expected to be generated over its remaining useful life including net proceeds expected from disposition of the asset, if any, the carrying amount of the asset is reduced to its estimated fair value. The estimated fair value is determined using a market, income and/or cost approach.

Property, plant and equipment

Property, plant and equipment is stated at cost, less accumulated depreciation and is depreciated using the straight-line method. The estimated useful lives of the assets are generally as follows:

Factories and office buildings	30-40 years
Other facilities	15 years
Machinery and equipment	3-15 years
Furniture and office equipment	3-8 years

Leasehold improvements are depreciated over their estimated useful life or, for operating leases, over the lease term, if shorter.

Goodwill and other intangible assets

Goodwill is reviewed for impairment annually as of December 31, or more frequently if events or circumstances indicate that the carrying value may not be recoverable.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Goodwill is evaluated for impairment at the reporting unit level. The Business consists of one reporting unit for purposes of assessing goodwill for impairment.

When evaluating goodwill for impairment, either a qualitative or quantitative assessment method at the reporting unit is used. The qualitative assessment involves determining, based on an evaluation of qualitative factors, if it is more likely than not that the fair value of a reporting unit is less than its carrying value. If, based on this qualitative assessment, it is determined to be more likely than not that the reporting unit’s fair value is less than its carrying value, a quantitative impairment test (described below) is performed, otherwise no further analysis is required. If an election not to perform the qualitative assessment for a reporting unit is made, then a quantitative impairment test is performed.

The quantitative impairment test calculates the fair value of a reporting unit (based on the income approach whereby the fair value of a reporting unit is calculated based on the present value of future cash flows) and compares it to the reporting unit’s carrying value. If the carrying value of the net assets of a reporting unit exceeds the fair value of the reporting unit then an impairment charge equal to the difference is recognized, provided that the loss recognized does not exceed the total amount of goodwill allocated to that reporting unit.

Amortization of intangibles with definite lives is calculated using the straight-line method, which is reflective of the benefit pattern in which the estimated economic benefit is expected to be received over the estimated useful life of the intangible asset. Intangible assets such as customer relationships, tradenames, and product-related technology assets with finite useful lives are amortized on a straight-line basis over their estimated economic lives. The useful lives are as follows:

Customer relationships	21 years
Tradename	10 years
Product-related technology	8 years

Intangibles subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the intangible asset may not be recoverable. If the sum of the expected undiscounted future cash flows related to the asset is less than the carrying amount of the asset, an impairment loss is recognized based on the fair value of the asset. No impairment was recognized in the historical periods.

Product and order-related contingencies

The Business calculates its provision for product warranties based on historical claims experience and specific review of certain contracts. The product warranty provision as of December 31, 2020 and December 31, 2019 was $1,052 thousand and $1,923 thousand, respectively.

Leases

The Business leases consist primarily of real estate.

In January 2019, the Business adopted a new lease accounting standard, Accounting Standard Codification (ASC) 842, Leases, electing the transition method which permits entities to adopt the provisions of the standard using the modified retrospective approach without adjusting comparative periods. The Business also elected the package of practical expedients permitted under the transition guidance within ASC 842, which among other things, allowed us to grandfather the historical accounting conclusions until a reassessment event occurs. We have also elected the practical expedient to not recognize short-term leases on the balance sheet and the practical expedient to combine lease and non-lease components for the majority of our underlying classes of assets. In instances where the practical expedient was not elected, lease and non-lease consideration is allocated based on relative standalone selling price.

Adoption of the new standard resulted in the recording of Right of use “ROU” assets and lease liabilities of approximately $4,726 thousand and $4,726 thousand, respectively, as of January 1, 2019. The standard did not materially impact our combined statements of income, cash flows or equity as a result of adoption.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Prior to the adoption of the new accounting standard, lease transactions where substantially all risks and rewards incident to ownership were transferred from the lessor to the lessee were accounted for as capital leases. All other leases were accounted for as operating leases. The periodic rent expense for operating leases was recorded on a straight-line basis over the life of the lease term. Amounts due under capital leases were recorded as a liability. The value of the assets under capital leases were recorded as property, plant and equipment. Depreciation and amortization of assets recorded under capital leases was included in depreciation and amortization expense.

Under the new lease accounting standard, the Business evaluates if a contract contains a lease at inception of the contract. A contract is or contains a lease if it conveys the right to control the use of identified property, plant or equipment (an identified asset) for a period of time in exchange for consideration. To determine this, the Business assesses whether, throughout the period of use, it has both the right to obtain substantially all of the economic benefits from the use of the identified asset and the right to direct the use of the identified asset. Leases are classified as either finance or operating, with the classification determining the pattern of expense recognition in the Combined Statements of Income. Lease expense for operating leases continues to be recorded on a straight-line basis over the lease term. Lease expense for finance leases is separated between amortization of the right-of-use assets and lease interest expense.

In many cases, the Business’ leases include one or more options to renew. The exercise of lease renewal options is at the Business’ discretion. Renewal periods are included in the expected lease term if they are reasonably certain of being exercised by the Business. Certain leases also include options to purchase the leased property. None of the Business’ lease agreements contain material residual value guarantees or material restrictions or covenants.

Long-term leases (leases with terms greater than 12 months) are recorded in the Combined Balance Sheets at the commencement date of the lease based on the present value of the minimum lease payments. The present value of the lease payments is determined by using the interest rate implicit in the lease if available. As most of the Business’ leases do not provide an implicit rate, the Business’ incremental borrowing rate is used for most leases and is determined for portfolios of leases based on the remaining lease term, currency of the lease, and the internal credit rating of the subsidiary which entered into the lease. The Business does not have significant short-term leases (leases with an initial lease term of 12 months or less).

Assets under operating lease are included in “Operating lease right-of-use assets, net.” Operating lease liabilities are reported both as current and non-current operating lease liabilities. Right-of-use assets represent the Business’ right to use an underlying asset for the lease term and lease liabilities represent its obligation to make lease payments arising from the lease.

Assets under finance lease are included in “Property, plant and equipment, net” while finance lease liabilities are included in “Other current liabilities” and “Non-current finance lease liabilities.”

Lease and non-lease components for leases other than real estate are not accounted for separately.

Translation of foreign currencies and foreign exchange transactions

The functional currency for most of the operations of the Business is the applicable local currency. The translation from the applicable functional currencies into the reporting currency is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for income statement accounts using average exchange rates prevailing during the year. The resulting translation adjustments are excluded from the determination of earnings and are recognized directly in “Parent company investment” until the subsidiary is sold, substantially liquidated or evaluated for impairment in anticipation of disposal.

Foreign currency exchange gains and losses, such as those resulting from foreign currency denominated receivables or payables, are included in the determination of earnings. Exchange gains and losses recognized in earnings are included in “Revenues,” “Cost of sales” or “Selling, general and administrative expenses” consistent with the nature of the underlying item.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Income taxes

The operations of the Business have historically been included in the income tax filings of the ABB Holdings Inc. (“US Parent”). The income tax expense in the Combined Statements of Income is based on a separate return methodology using the asset and liability approach of accounting for income taxes. Under this approach, income tax expense reflects income taxes paid or payable (or received or receivable) for the current year plus the change in deferred taxes during the year calculated as if the business was a standalone taxpayer filing hypothetical income tax returns where applicable. Any accrued tax liability or refund arising as a result of this approach is assumed to be immediately settled with the Parent as a component of “Parent company investment.” Deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid, and result from differences between the financial statement carrying amount and the tax bases of the Business’s assets and liabilities and are adjusted for changes in tax rates and tax laws when enacted. Deferred taxes are reflected in the Combined Balance Sheets to the extent that such attributes are expected to transfer with the Business upon the separation.

The Business uses the asset and liability method to account for deferred taxes. Under this method, deferred tax assets and liabilities are determined based on temporary differences between the financial statement carrying amount and the tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. The Business recognizes an income tax benefit when it determines that the tax position is more likely than not to be sustained based upon the deduction’s technical merit. Recognized tax positions are measured as the largest amount of tax benefit that is greater than 50 percent likely of being realized upon settlement. Deferred tax assets and liabilities are offset against each other and reported on a net basis by tax-paying component. If relevant, a valuation allowance is recorded to reduce deferred tax assets to the amount that is more likely than not to be realized.

The Business operates in numerous tax jurisdictions and, as a result, is regularly subject to examination by taxing authorities. No liabilities are recorded in the Combined Balance Sheets for unrecognized tax benefits in the Business as all amounts will remain as obligations of the Parent.

Research and development

Research and development costs not related to specific customer orders are generally expensed as incurred.

Contingencies

The operations of the Business are subject to proceedings, litigation or threatened litigation and other claims and inquiries, related to environmental, labor, product, regulatory, tax (other than income tax) and other matters, and is required to assess the likelihood of any adverse judgments or outcomes to these matters, as well as potential ranges of probable losses. A determination of the provision required, if any, for these contingencies is made after analysis of each individual issue, often with assistance from both internal and external legal counsel and technical experts. The required amount of a provision for a contingency of any type may change in the future due to new developments in the particular matter, including changes in the approach to its resolution.

The Business records a provision for its contingent obligations when it is probable that a loss will be incurred and the amount can be reasonably estimated. Any such provision is generally recognized on an undiscounted basis using the Business’ best estimate of the amount of loss incurred or at the lower end of an estimated range when a single best estimate is not determinable. In some cases, the Business may be able to recover a portion of the costs relating to these obligations from insurers or other third parties; however, the Business records such amounts only when it is probable that they will be collected.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Other Post-retirement Benefit Plans

We recognize the post-retirement benefit obligation for certain defined benefit plans associated with retirees of the Business on the Combined Balance Sheets. Actuarial gains or losses and prior service costs or credits that have not yet been recognized as part of net periodic benefit cost are recorded as a component of Accumulated Other Comprehensive Income.

The calculation of the obligation and expense for other post-retirement benefits is dependent on assumptions selected by actuaries and the Parent. Those assumptions are detailed further in Note 12 and include, among others, the discount rate, mortality and the rates of increases in health care costs. Actual results that differ from the assumptions are accumulated and amortized over future periods and, therefore, generally affect the recognized expense and recorded obligation in future periods. While the Business believes that the assumptions are appropriate, significant differences in actual experience or significant changes in assumptions may materially affect the other post-retirement obligations and future expense.

Recently Adopted Accounting Standards

ASU 2016-13, Credit Losses—Measurement of Credit Losses on Financial Instruments

Effective January 1, 2020, ABB adopted ASU 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” using the modified retrospective transition method. The guidance requires that for most financial assets, losses be based on an expected loss approach which includes estimates of losses over the life of exposure that considers historical, current and forecasted information. Expanded disclosures related to the methods used to estimate the losses as well as a specific disaggregation of balances for financial assets are also required. The application of this ASU did not have a material impact on the Combined Financial Statements.

ASU 2018-14, Disclosure Framework – Changes to the Disclosure Requirement for Defined Benefit Plans

In August 2018, the FASB issued ASU No. 2018-14, “Disclosure Framework-Changes to the Disclosure Requirements for Defined Benefit Plans,” which modifies the defined benefit plan disclosure requirements. Application of the standard is required for annual periods ending after December 15, 2020. The Business adopted this standard in the fourth quarter of 2020. The adoption of this standard did not have a material impact on the Business’s Combined Financial Statements.

We also adopted the following ASUs during 2020, which did not have a material impact to our financial statements or financial statement disclosures:

2018-13	Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement	January 1, 2020

Accounting Standards Not Yet Adopted

ASU 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes

In December 2019, an accounting standard update was issued which enhances and simplifies various aspects of the income tax accounting guidance related to intraperiod tax allocations, ownership changes in investments, and certain aspects of interim period tax accounting. This update is effective for the Business for annual and interim periods beginning January 1, 2021. Depending on the amendment, adoption may be applied on a retrospective, modified retrospective or prospective basis. The Business does not expect this update to have a significant impact on its Combined Financial Statements.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

ASU 2020-04, Reference Rate Reform (Topic 848) - Facilitation of the Effects of Reference Rate Reform on Financial Reporting

In March 2020, an accounting standard update was issued which provides temporary optional expedients and exceptions to the current guidance on contract modifications and hedge accounting to ease the financial reporting burdens related to the expected market transition from the London Interbank Offered Rate (LIBOR) and other interbank offered rates to alternative reference rates. The update can be adopted and applied no later than December 31, 2022, with early adoption permitted. The Business does not expect this update to have a significant impact on its Combined Financial Statements.

Impacts of COVID-19

On March 11, 2020 the World Health Organization designated a new coronavirus disease (“COVID-19”) as a global pandemic. Governments around the world implemented public health and social measures to slow the transmission of the virus. These initiatives included physical and social distancing measures, as well as domestic and international travel restrictions. These initiatives have had a significant impact on certain businesses and economies, leading to economic uncertainty.

The Business has assessed the consequences of the COVID-19 pandemic, noting incremental costs were incurred during 2020, but were determined to not be significant for further disclosure. Additionally, there was $4,521 thousand receivable for tenant improvements included within current assets in 2019 and 2020. Due to delays driven by COVID-19 during 2020, work was not completed and payment was not received until the first quarter of 2021.

Note 3—Transactions with Related Parties

Sales to the Parent and purchases from the Parent

The Business sells products to other businesses and companies controlled by the Parent. These transactions are executed at prices negotiated between the two parties. During 2020 and 2019, the Business sold products of $14,222 thousand and $19,752 thousand , respectively, to the Parent.

During 2020 and 2019, the Business also purchased goods from the Parent. Cost of sales has been measured based on the purchase price paid for goods from the Parent. During 2020 and 2019, the Business purchased $5,802 thousand and $4,980 thousand, respectively, of certain inventory components from the Parent.

Outstanding amounts receivable from or payable to the Parent for goods and services sold to or purchased from the Parent are included in these Combined Financial Statements within “Receivables, net” and “Accounts payable.” See Note 4 and Note 8 for specific amounts due to/from the Parent.

Transactions with equity method investees

The Business shares a warehousing facility with an equity method investee, CoLinx, LLC, and is charged for labor and occupancy costs at the shared facility. During 2020 and 2019, the labor and warehouse occupancy charges were $13,315 thousand and $14,158 thousand, respectively. Additionally, the Business is a tenant of the shared facility leased by CoLinx, which is accounted for as an operating lease within the Combined Financial Statements. The operating lease liability at December 31, 2020 and 2019 was $3,875 thousand and $4,346 thousand, respectively. Rent expense on this operating lease during 2020 and 2019 was $472 thousand and $453 thousand, respectively.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Note 4—Receivables, net

“Receivables, net” consisted of the following:

	December 31,
($ in thousands)	2020	2019
Trade receivables, net	57,010	60,916
Receivables from Parent	3,465	2,930
Other receivables, net	577	1,474
Total	61,052	65,320

Allowances for expected credit losses and write-offs are not significant. The Business does not have significant contract assets or contract liabilities.

Note 5—Inventories, net

“Inventories, net” consisted of the following:

	December 31,
($ in thousands)	2020	2019
Raw materials	36,201	36,447
Work in process	18,401	19,859
Finished goods	63,720	59,013
Total	118,322	115,319

Note 6—Property, plant and equipment, net

“Property, plant and equipment, net” consisted of the following:

	December 31,
($ in thousands)	2020	2019
Land and buildings	44,647	35,071
Machinery and equipment	199,231	185,741
Construction in progress	10,102	11,001
	253,980	231,813
Accumulated depreciation	(149,057)	(127,861)
Total	104,923	103,952

Property, plant and equipment includes gross assets acquired under finance leases of $6,990 thousand and $7,062 thousand at December 31, 2020 and 2019, respectively, with related amounts in accumulated depreciation of $1,054 thousand and $560 thousand at December 31, 2020 and 2019, respectively.

During 2020 and 2019, depreciation was $19,666 thousand and $18,474 thousand, respectively, recorded within “Cost of Sales” within the Combined Statements of Income. There were no significant impairments of property, plant or equipment for each of the periods.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Note 7—Goodwill and other intangible assets

“Goodwill” and “Intangible assets, net” include amounts recognized by Parent in connection with its historical business acquisition of Baldor, of which MOPT was a component. There have been no historical impairments recorded against the goodwill recognized.

“Intangible assets, net” consisted of the following definite-lived intangibles assets:

	December 31,
	2020			2019
	Gross		Net	Gross		Net
	carrying	Accumulated	carrying	carrying	Accumulated	carrying
($ in thousands)	amount	amortization	amount	amount	amortization	amount
Customer-related	440,000	(207,800)	232,200	440,000	(186,800)	253,200
Tradename	38,000	(37,700)	300	38,000	(33,900)	4,100
Technology	72,000	(72,000)	—	72,000	(72,000)	—
Total	550,000	(317,500)	232,500	550,000	(292,700)	257,300

Amortization expense for 2020 and 2019 was $24,800 thousand and $25,600 thousand, respectively, recorded within “Cost of Sales” within the Combined Statements of Income.

At December 31, 2020, future amortization expense of intangible assets other than goodwill is estimated to be:

($ in thousands)
2021	21,300
2022	21,000
2023	21,000
2024	21,000
2025	21,000
Thereafter	127,200
Total	232,500

Note 8—Accounts Payable

“Accounts payable” consisted of the following:

	December 31,
($ in thousands)	2020	2019
Trade payables	49,180	54,039
Payables to the Parent	2,128	2,144
Other payables	883	1,205
Total	52,191	57,388

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Note 9—Leases

Under the new accounting standard, adopted in January 2019, the components of lease expense were as follows:

	December 31,
($ in thousands)	2020	2019
Operating lease cost	2,035	2,088
Finance lease cost:
Amortization of right-of-use assets	837	764
Interest on lease liabilities	248	99
Total lease expense	3,120	2,951

Operating leases:
Weighted average remaining lease term (in years)	7.8	9.4
Weighted average discount rate	4.1%	4.2%

Finance leases:
Weighted average remaining lease term (in years)	9.6	1.0
Weighted average discount rate	3.6%	3.2%

The following table presents supplemental cash flow information related to leases:

	December 31,
($ in thousands)	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	3,076	2,327
Operating cash flows from finance leases	248	99
Financing cash flows from finance leases	733	702
Right-of-use assets obtained in exchange for new liabilities:
Under operating leases	3,401	12,010
Under finance leases	271	5,721

At December 31, 2020, the future net minimum lease payments for operating and finance leases and the related present value of the net minimum lease payments consisted of the following:

($ in thousands)	Operating Leases	Finance Leases
2021	3,759	967
2022	3,713	946
2023	3,713	923
2024	2,673	810
2025	2,099	777
Thereafter	8,128	3,821
Total minimum lease payments	24,085	8,244
Net minimum lease payments
Difference between undiscounted cash flows and discounted cash flows	3,569	1,266
Present value of minimum lease payments	20,516	6,978

Minimum lease payments have not been reduced by minimum sublease rentals due in the future under non-cancelable subleases. Such minimum sublease rentals were not significant. The present value of minimum finance lease payments included in “Other current liabilities” and “Non-current liabilities” in the Combined Balance Sheet at December 31, 2020, amounts to $538 thousand and $6,441 thousand, respectively.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Note 10—Income taxes

The footprint of the MOPT business resides mostly in the United States. Historically the US based Business has been included in the consolidated United States tax return of US Parent. Amounts presented in these Combined Financial Statements relate to income taxes determined on a separate return basis. All current income tax liabilities are assumed to be immediately settled with the Parent and are relieved through the Parent Company Investment account. The net effect of the settlement of these transactions is reflected in Net Transfers (to) from Parent as a financing activity in the Combined Statements of Cash Flows. Therefore, no current income taxes payable are presented in MOPT’s financial statements.

In the Income from operations, before income taxes reported below, the split between US and foreign amounts is as follows:

($ in thousands)	2020	2019
Income from operations, before income taxes - United States	83,548	96,992
Income from operations, before income taxes - Foreign	6,195	5,092
Income from operations, before income taxes	89,743	102,084

Income tax expense (benefit) was:

($ in thousands)	2020	2019
Current:
United States	21,916	25,614
State and local	3,948	4,656
Foreign	1,624	1,067
Total Current	27,488	31,337

Deferred:
United States	(4,509)	(5,388)
State and local	(788)	(1,111)
Foreign	(12)	245
Total Deferred	(5,309)	(6,254)
Income tax expense (benefit)	22,179	25,083

A reconciliation of income tax expense at the United States federal statutory rate to reported income tax expense is as follows:

($ in thousands)	2020	2019
Income from operations, before income taxes	89,743	102,084
Statutory rate applied to income before income taxes	21.0%	21.0%
Expected income tax expense	18,846	21,438

State and local income taxes, net of federal tax effects	3,139	3,675
Foreign tax rate differential	287	178
Unrecognized tax benefits	65	84
Tax credits	(260)	(337)
Other	102	45
Reported income tax expense (benefit)	22,179	25,083
Effective tax rate	24.7%	24.6%

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Deferred tax assets and liabilities resulted from the following:

($ in thousands)	2020	2019
Deferred tax assets:
Inventories	6,059	6,048
Accrued liabilities	7,446	8,354
Operating leases	5,063	4,889
Other post-retirement obligation	3,055	3,446
Other	997	1,233
Total deferred tax assets	22,620	23,970

Deferred tax liabilities:
Property, plant and equipment	8,404	9,342
Intangibles	57,603	63,712
Operating lease right-of-use assets	4,195	3,983
Total deferred tax liabilities	70,202	77,037
Net deferred tax liabilities	47,582	53,067

As mentioned earlier in the Notes, Intangibles consist of Customer Relationships, Tradenames, and Technology recorded in connection with the historical business acquisition of ABB Motors & Mechanical Inc. by the Parent. These Intangibles have no tax basis.

The Business considered the likelihood that the deferred tax assets presented herein would be realized under a more-likely-than-not standard and whether a valuation allowance was appropriate to accurately reflect the amounts presented. Given the nature of the deferred tax assets, the Business’ profitability and tax paying position, and taking into account reversing taxable temporary differences, it is expected that the deferred tax assets would be realized in a reasonable amount of time; therefore, the Business determined that a valuation allowance is not necessary. The Business also has no material operating loss or tax credit carryforwards that could contribute to such a determination.

In the United States, the Business historically was included in the US Parent’s federal income tax returns, which are continuously undergoing examination by the Internal Revenue Service (“IRS”). Parent’s IRS audits are complete through 2011 tax year and the earliest open year for audit in the United States is December 31, 2017.

As of December 31, 2020 and 2019, the Business recorded insignificant unrecognized tax benefits related to United States Credits for Increasing Research Activities and the ability to maintain those credits under examination. Based on past examination experience, the Business does not believe that its historical operations gave rise to any material tax exposures. There are no associated interest and penalties accrued.

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Note 11—Revenues

The Business operates as a single segment. The following table presents “Revenues” during 2020 and 2019:

($ in thousands)	2020	2019
Product type
Bearings	265,764	299,497
Gearings	194,726	209,052
Pt components	74,017	85,038
Mechanical service and other	15,490	18,803
Total Revenues	549,997	612,390

Third-party revenues	535,775	592,638
Revenues with Parent	14,222	19,752
Total Revenues	549,997	612,390

Note 12—Other Post-Retirement Benefit Obligations

Post-retirement Benefits Other Than Pensions

The Business provides retiree health care and life insurance benefits covering certain former U.S. employees, all of which are retired or inactive. The plan is frozen with no active participants during the financial statement periods presented herein. The Business uses a December 31 measurement date to measure its post-retirement benefit obligations.

The change in the post-retirement benefit obligation for the year are as follows:

($ in thousands)	2020	2019
Obligations at beginning of year	13,920	14,758
Change in benefit obligations:
Service cost	—	—
Interest cost	390	584
Net actuarial gains	(242)	(225)
Benefit payments	(1,738)	(1,197)
Net change in benefit obligations	(1,590)	(838)
Obligations at end of year	12,330	13,920

The funded status of the post-retirement benefit plans at year end is as follows:

($ in thousands)	2020	2019
Post-retirement benefit obligations	(12,330)	(13,920)
Items not yet recognized in net post-retirement benefit cost (amounts are pretax):
Actuarial gain	(4,377)	(4,476)
Prior service credit	(3,771)	(4,394)
	(8,148)	(8,870)
Net amount recognized	(20,478)	(22,790)

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

The amounts included in the Combined Balance Sheets at December 31, 2020 and 2019 as follows:

($ in thousands)	2020	2019
Current other post-retirement obligations, included with Other accrued liabilities	(1,198)	(1,282)
Non-current other post-retirement obligations	(11,132)	(12,638)
Net post-retirement obligations	(12,330)	(13,920)

Accumulated other comprehensive income (amounts are pretax)	(8,148)	(8,870)
Total amount recognized	(20,478)	(22,790)

The post-retirement benefit plan does not have separate plan assets and is instead funded through payments made from the plan sponsor’s general assets. The following outlines the changes in the plan assets for the periods ended December 31, 2020 and 2019.

($ in thousands)	2020	2019
Beginning fair value of plan assets	—	—
Employer contributions	1,738	1,197
Benefit payments	(1,738)	(1,197)
Return on assets	—	—
Ending fair value of plan assets	—	—

The following changes in benefit obligations were recognized in accumulated other comprehensive income at December 31, 2020 and 2019 as follows (amounts are pretax):

($ in thousands)	2020	2019
Current year actuarial gain	(242)	(225)
Amortization of actuarial gains	343	348
Amortization of prior service credits	623	623
Other adjustments	(2)	1
	722	747

The components of the net post-retirement benefit cost included within “Interest and other finance expense” are as follows:

($ in thousands)	2020	2019
Service cost	—	—
Interest cost	390	584
Amortization:
Actuarial loss or (gain)	(343)	(348)
Prior service cost or (credit)	(623)	(623)
Net amortization	(966)	(971)
Net post-retirement benefit cost or (income)	(576)	(387)

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

The following are amounts that are expected to be amortized from accumulated other comprehensive income into net post-retirement benefit cost during 2021:

($ in thousands)	2021
Amortization:
Actuarial loss or (gain)	(393)
Prior service cost or (credit)	(623)
Net amortization	(1,016)

Amortization included in net post-retirement benefit cost is based on the average remaining life expectancy of the in-active participants. The weighted average discount rates used to determine the accumulated post-retirement benefit obligation and net post-retirement benefit cost are as follows:

	2020	2019
Discount rate to determine the accumulated post-retirement benefit obligation	2.20%	2.95%
Discount rate to determine the net post-retirement benefit cost	2.95%	4.15%

The discount rate has been derived using market information and the expected future cash flows of our other post-retirement benefit obligation.

The weighted average assumed health care cost trend rates at December 31 are as follows:

	2020	2019
Health care cost trend rate assumed for next year	5.50%	7.00%
Rate to which the cost trend rate is assumed to decline (ultimate trend rate)	4.50%	5.00%
Year that the rate reaches the ultimate trend rate	2025	2028

The following estimated future benefit payments are expected to be paid in the years indicated:

($ in thousands)
2021	1,212
2022	1,159
2023	1,098
2024	1,040
2025	982
2026 - 2030	3,994

The Dodge Mechanical Power Transmission Business of ABB Asea Brown Boveri Ltd

Notes to Combined Financial Statements

Note 13—Subsequent Events

Greenville Lease Commencement

On June 8, 2021, MOPT entered into a lease agreement for a new Greenville, South Carolina headquarters building. The new lease is expected to commence on December 1, 2021, includes escalating rent payments over an 11 year term, and is expected to be accounted for as an operating lease. The future minimum lease payments for this lease are expected to be as follows:

($ in thousands)
2021	105
2022	1,272
2023	1,343
2024	1,377
2025	1,412
Thereafter	10,775
Total	16,284

As the new lease is expected to commence December 1, 2021, MOPT will move out of the current Greenville, South Carolina headquarters building.

Sale of Business

On July 24, 2021, ABB Asea Brown Boveri Ltd entered into an agreement to sell the Business to RBC Bearings Incorporated for $2.9 billion in cash consideration, subject to certain adjustments based on the levels of cash, debt and working capital at closing and certain other items. This transaction is targeted to be completed by the fourth quarter of 2021, subject to market, regulatory and certain other customary conditions. Until the sale occurs, the Business will be wholly owned by ABB.